EXHIBIT 4.2

                         REGISTRATION RIGHTS AGREEMENT


                            Dated as of May 17, 2000

                                     among

                              THE AES CORPORATION

                                 AES TRUST VII

                                      and

                       MORGAN STANLEY & CO. INCORPORATED,

                             GOLDMAN, SACHS & CO.,

                          J.P. MORGAN SECURITIES INC.,

                        BANC OF AMERICA SECURITIES LLC,

                    CREDIT SUISSE FIRST BOSTON CORPORATION,

                              LEHMAN BROTHERS INC.

                                      and

                           SALOMON SMITH BARNEY INC.

                         REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (the "Agreement") is dated as of May 17, 2000, by and among THE AES CORPORATION, a Delaware corporation (the "Company"), AES TRUST VII, a statutory business trust organized under the Business Trust Act of the State of Delaware (the "Trust") and MORGAN STANLEY & CO. INCORPORATED, GOLDMAN, SACHS & CO., J.P. MORGAN SECURITIES INC., BANC OF AMERICA SECURITIES LLC, CREDIT SUISSE FIRST BOSTON CORPORATION, LEHMAN BROTHERS INC. and SALOMON SMITH BARNEY INC. (collectively, the "Initial Purchasers").

     This Agreement is entered into in connection with the Purchase Agreement, dated as of May 11, 2000, among the Company, the Trust and the Initial Purchasers (the "Purchase Agreement") relating to the sale by the Trust to the Initial Purchasers, severally, of up to 8,000,000 shares of its $3.00 Trust Convertible Preferred Securities (the "Firm Preferred Securities") and up to 1,200,000 additional shares of its $3.00 Trust Convertible Preferred Securities (the "Additional Preferred Securities", and, together with the Firm Preferred Securities (the "Preferred Securities") pursuant to and in accordance with the Purchase Agreement. The proceeds of the sale by the Trust of the Preferred Securities and the Common Securities, liquidation amount $50 per common security (the "Common Securities), are to be invested by the Trust in 6% junior subordinated debentures due 2008 of the Company (the "Junior Subordinated Debentures") issued pursuant to the Indenture (as defined herein). The Preferred Securities are guaranteed by the Company to the extent set forth in the Guarantee Agreement dated the date hereof (the "Guarantee") and are convertible into shares of common stock, par value $.01 per share, of the Company (such shares, the "Common Stock"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, each of the Company and the Trust has agreed to provide the registration rights set forth in this Agreement for the equal benefit of the Initial Purchasers and the registered holders from time to time of the Preferred Securities and the Junior Subordinated Debentures and the holders of the Common Stock issuable upon conversion of the Preferred Securities or Debentures (collectively, together with the Guarantee, the "Securities"). The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligation to purchase the Preferred Securities under the Purchase Agreement.

     The parties hereby agree as follows:

1.   Definitions

     As used in this Agreement, the following terms shall have the following meanings:

     Advice: See Section 4.

     Black Out Period: See Section 3.

     Closing Date: The Closing Date as defined in the Purchase Agreement.

     Common Stock: See the introductory paragraph to this Agreement.

     Company: See the introductory paragraph to this Agreement.

     Declaration: The Amended and Restated Declaration of Trust among the Trustees and the Trust.

     DTC: See Section 4(a).

     Effectiveness Date: The 180th day after the Closing Date.

     Effectiveness Period: See Section 2(a).

     Event Date: See Section 3(b).

     Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     Filing Date: The 90th day after the Closing Date.

     Guarantee: See the introductory paragraph to the Agreement.

     Guarantee Agreement: The Guarantee Agreement, dated May 17, 2000, executed and delivered by the Company for the benefit of the Holders as amended or supplemented from time to time in accordance with the terms thereof.

     Holder: Any record holder of Registrable Securities.

     Indemnified Person: See Section 6.

     Indemnifying Person: See Section 6.

     Indenture: The Indenture, dated as of March 1, 1997, between the Company and Bank One, National Association (formerly known as The First National Bank of Chicago), as trustee, as Supplemented by the seventh Supplemental Indenture dated as of May 17, 2000 between the Company and Bank One, National Association, as trustee, pursuant to which the Junior Subordinated Debentures are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

     Initial Purchasers: See the introductory paragraph to this Agreement.

     Initial Shelf Registration: See Section 2(a).

     Issue Date: The Closing Date;

     Junior Subordinated Debentures: See the introductory paragraph to this Agreement.

     Liquidated Damages: See Section 3.

     NASD: See Section 4(p).

     Participant: See Section 6.

     Person: An individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     Preferred Securities: See the introductory paragraph to this Agreement.

     Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

     Registrable Securities: The Securities upon original issuance of the Securities and at all times subsequent thereto until (i) a Registration Statement covering such Securities has been declared effective by the SEC and such Securities have been disposed of in accordance with such effective Registration Statement, (ii) such Securities are sold in compliance with Rule 144, or (iii) Securities cease to be outstanding.

     Registrants: The Company and the Trust, collectively.

     Registration Statement: Any registration statement of the Registrants that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     Rule 144: Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

     Rule 144A: Rule 144A promulgated under the Securities Act, as such rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

     Rule 415: Rule 415 promulgated under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     SEC: The Securities and Exchange Commission.

     Securities: See the introductory paragraph to this Agreement.

     Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     Shelf Registration: See Section 2(b).

     Subsequent Shelf Registration: See Section 2(b).

     TIA: The Trust Indenture Act of 1939, as amended.

     Trustees: The trustees under the Declaration.

     Underwritten registration or underwritten offering: A registration in which securities of the Registrants are sold to an underwriter for reoffering to the public.

2.   Shelf Registration

          (a) The Registrants shall as promptly as reasonably practicable prepare and file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "Initial Shelf Registration"). The Registrants shall use their reasonable best efforts to file with the SEC the Initial Shelf Registration on or prior to the Filing Date. The Initial Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Registrants shall not permit any securities other than the Registrable Securities to be included in the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below). The Registrants shall use their reasonable best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act on or prior to the 180th day after the filing thereof with the SEC and to keep the Initial Shelf Registration continuously effective under the Securities Act until the date which is 24 months from the Issue Date (subject to extension pursuant to the last paragraph of Section 4 hereof) (the "Effectiveness Period"), or such shorter period ending when
     (i) none of the Securities constitute Registrable Securities or (ii) a Subsequent Shelf Registration covering all of the Registrable Securities has been declared effective under the Securities Act.

          (b) Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period, the Registrants shall use their reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Registrants shall use their reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective after such filing within 30 days of such cessation of effectiveness and to keep such Registration Statement continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective. As used herein the term "Shelf Registration" means the Initial Shelf Registration and any Subsequent Shelf Registration.

          (c) Supplements and Amendments. The Registrants shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority of the shares of the Registrable Securities covered by such Registration Statement or by any underwriter of such Registrable Securities.

3.   Liquidated Damages

          (a) The Registrants and the Initial Purchasers agree that the Holders of Registrable Securities will suffer damages if the Registrants fail to fulfill their obligations under Section 2 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Registrants agree to pay, as liquidated damages, additional cumulative cash distributions on the Registrable Securities ("Liquidated Damages") (i) if the Initial Shelf Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Date and (ii) if the effectiveness of the Initial Shelf Registration Statement or Subsequent Shelf Registration Statement for resales thereunder is suspended at any time during the Effectiveness Period in excess of 30 days in any consecutive three-month period or 60 days in any consecutive 12-month period (the "Black Out Period"), then, in each case, Liquidated Damages shall accrue on the Registrable Securities included or that should have been included in such Registration Statement over and above any stated distributions or interest payments at a rate of .50% per annum, commencing on (x) the 181st day after the Issue Date in the case of clause (i) above and (y) the day such Initial Shelf Registration Statement or subsequent Shelf Registration Statement ceases to be effective in excess of the Black Out Period in the case of clause (ii) above;

provided, however, that (1) upon the effectiveness of the Shelf Registration as required hereunder (in the case of clause (a)(i) of this Section 3) or (2) upon the effectiveness of the Shelf Registration which had ceased to remain effective or the effectiveness of a Subsequent Shelf Registration Statement (in the case of (a)(ii) of this Section 3), Liquidated Damages on the Registrable Securities as a result of such clause, shall cease to accrue.

          (b) The Registrants shall notify the Trustees within one business day after each and every date on which an event occurs in respect of which Liquidated Damages is required to be paid (an "Event Date"). The Registrants shall pay the Liquidated Damages due on the Registrable Securities by paying an increased cash distribution or interest on the applicable quarterly distribution or interest payment date, or, if cash distributions or interest are not being paid on the Securities in accordance with the Declaration or the Indenture, as applicable, by accumulating dividends at the higher rate. The Liquidated Damages due shall be payable on each distribution or interest payment date to the record Holder of Registrable Securities entitled to receive the distribution or interest payment to be made on such date as set forth in the Declaration or the Indenture, as applicable. The amount of Liquidated Damages will be determined by multiplying the applicable Liquidated Damages by the number of Securities of the affected Registrable Securities of such Holders, multiplied by a fraction, the numerator of which is the number of days such Liquidated Damages were applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360. Each obligation to pay Liquidated Damages shall be deemed to accrue immediately following the occurrence of the applicable Event Date.

4.   Registration Procedures

     In connection with the registration of any Registrable Securities pursuant to Section 2 hereof, the Registrants shall effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Registrants shall:

          (a) Use their reasonable best efforts to prepare and file with the SEC, as soon as practicable after the date hereof but in any event prior to the Filing Date, a Registration Statement as prescribed by Section 2, and to use their reasonable best efforts to cause such Registration Statement to become effective and remain effective as provided herein, provided that, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Registrants shall upon written request furnish to and afford the Holders of the Registrable Securities (which in the case of Registrable Securities in the form of global certificates shall be The Depository Trust Company ("DTC")) covered by such Registration Statement, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed.

          (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented.

          (c) Notify the selling Holders of Registrable Securities who have provided the Registrants with their names and addresses promptly (but in any event within two business days), and confirm such notice in writing,
     (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration

     Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) of the receipt by the Registrants of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (iv) of the happening of any event or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and
     (v) of the Registrants' reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

          (d) Use their reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, and, if any such order is issued, to use their reasonable best efforts to obtain the withdrawal of any such order at the earliest possible moment.

          (e) If requested by the Holders of a majority of the shares of the Registrable Securities being sold in connection with an underwritten offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as such Holders reasonably request to be included therein, or (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Registrants have received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment.

          (f) Furnish to each selling Holder of Registrable Securities, if any, without charge, one conformed copy of the Registration Statement or Statements and each post-effective amendment thereto, including financial statements and schedules, and if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

          (g) Deliver to each selling Holder of Registrable Securities, without charge, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 4, the Registrants hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

          (h) Prior to any public offering of Registrable Securities, to use their reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Securities in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder reasonably requests in writing, provided that where Registrable Securities are offered other than through an underwritten offering, the Registrants agree to cause their counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 4(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other reasonable acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement, provided that neither the Company nor the Trust shall be required to (A) qualify generally to do business in any jurisdiction where it is then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction.

          (i) Reasonably cooperate with the selling Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with DTC; and enable such Registrable Securities to be registered in such names as the managing underwriter or underwriters, if any, or Holders may request.

          (j) Use their reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other United States governmental agencies or authorities of the United States as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Registrants will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

          (k) Upon the occurrence of any event contemplated by paragraph 4(c)(iv) or 4(c)(v) above, as promptly as practicable prepare and (subject to Section 4(a) above) file with the SEC, solely at the expense of the Registrants, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (l) Use their reasonable best efforts to cause the Registrable Securities covered by a Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority of the shares of Registrable Securities covered by such Registration Statement or the managing underwriters, if any.

          (m) Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Trustees with printed certificates for the Registrable Securities in a form eligible for deposit with DTC and (ii) provide a CUSIP number for the Registrable Securities.

          (n) Provide an indenture trustee for the Junior Subordinated Debentures and cause the Indenture, the Guarantee Agreement and the Declaration to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Registrable Securities; and in connection therewith, cooperate with the trustee under the Indenture and the holders of the Registrable Securities, to effect such changes to the Indenture, the Declaration and the Guarantee Agreement as may be required for the Indenture, the Declaration and the Guarantee Agreement to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture, the Declaration and the Guarantee Agreement to be so qualified in a timely manner.

          (o) Comply in all material respects with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 90 days after the end of any 12-month period (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Shelf Registration Statement, which statements shall cover said 12-month periods.

          (p) Reasonably cooperate with each seller of Registrable Securities covered by any Registration Statement participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

          (q) Use their reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

     The Registrants may require each seller of Registrable Securities to furnish to the Registrants such information regarding such seller and the distribution of such Registrable Securities as the Registrants may, from time to time, reasonably request. The Registrants may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each seller as to which any Shelf Registration is being effected is deemed to agree to furnish promptly to the Registrants all information required to be disclosed in order to make the information previously furnished to the Registrants by such seller not materially misleading.

     Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Registrants of the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iii), 4(c)(iv), or 4(c)(v), such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(k), or until it is advised in writing (the "Advice") by the Registrants that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event the Registrants shall give any such notice, the Effectiveness Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 4(k) or (y) the Advice.

5.   Registration Expenses

     All fees and expenses incident to the performance of or compliance with this Agreement by the Registrants shall be borne by the Registrants whether or not a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions in the United States as provided in Section 4(h)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with DTC and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or, in respect of Registrable Securities, by the Holders of a majority of shares of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Registrants, (v) fees and disbursements of all independent certified public accountants for the Registrants, (vi) rating agency fees, (vii) Securities Act liability insurance, if the Registrants desire such insurance, (viii) fees and expenses of all other Persons retained by the Registrants, (ix) internal expenses of the Registrants (including, without limitation, all salaries and expenses of officers and employees of the Registrants performing legal or accounting duties), (x) the expense of any annual audit, (xi) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, if applicable, (xii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement and (xiii) fees and expenses of the Trustees and the trustee under the Indenture (including reasonable fees and expenses of counsel to such trustees).

6.   Indemnification

     The Registrants agree, jointly and severally, to indemnify and hold harmless each Holder of Registrable Securities, the officers and directors of each such person, and each person, if any, who controls any such person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Participant"), from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (as amended or supplemented if the Registrants shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Participant furnished in writing to the Registrants by or on behalf of such Participant expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Participant (or to the benefit of any person controlling such Participant) from whom the person asserting any such losses, claims, damages, liabilities or judgments purchased Registrable Securities if a copy of the Prospectus (as then amended or supplemented if the Registrants shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Participant to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of such Registrable Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages, liabilities or judgments.

     Each Participant will be required to agree, severally and not jointly, to indemnify and hold harmless each of the Company and the Trust, its respective directors, officers and each person, if any, who controls the Company or the Trust within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Registrants to each Participant, but only with reference to information relating to such Participant furnished in writing to the Registrants by or on behalf of such Participant expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus. The liability of any Participant under this paragraph shall in no event exceed the proceeds received by such Participant from sales of Registrable Securities giving rise to such obligations.

     In case any action shall be brought against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing and the Indemnifying Person shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and payment of all fees and expenses. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the employment of such counsel has been specifically authorized in writing by the Indemnifying Person, (ii) the Indemnifying Person has failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and such Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Person (in which case the Indemnifying Person shall not have the right to assume the defense of such action on behalf of such Indemnified Person, it being understood, however, that the Indemnifying Person shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred). Any such separate firm for the Participants and such control persons of Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Securities sold by all such Participants and any such separate firm for the Registrants, their respective directors, officers and such control persons of the Registrants shall be designated in writing by the Registrants. The Indemnifying Person shall not be liable for any settlement of any such action effected without its written consent, but if settled with the written consent, the Indemnifying Person agrees to indemnify and hold harmless any Indemnified Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 10 business days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

     If the Indemnification provided for in the first and second paragraphs of this Section 6 is unavailable to an Indemnified Person in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities or judgments in such proportion as is appropriate to reflect the relative fault of the Registrants on the one hand and the Participants on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities, or judgments as well as any other relevant equitable considerations. The relative fault of the Registrants on the one hand and the Participants on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Registrants or by the Participants and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The parties shall agree that it would not be just and equitable if contribution pursuant to the prior paragraph were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Participant shall be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Securities exceeds the amount of any damages that such Participant has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     The indemnity and contribution agreements contained in this Section 6 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

7.   Rule 144 and Rule 144A

     The Registrants covenant that they will file the reports required to be filed by them under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner and, if at any time the Registrants are not required to file such reports, they will, upon the request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 and Rule 144A under the Securities Act. The Registrants further covenant that they will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and Rule 144A under the Securities Act, as such rules may be amended from time to time, or
(b) any similar rule or regulation hereafter adopted by the SEC.

8.   Underwritten Registrations

     If any of the Registrable Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority of the shares of such Registrable Securities included in such offering and be reasonably acceptable to the Registrants.

     No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

9.   Miscellaneous

          (a) Remedies. In the event of a breach by the Registrants of any of their respective obligations under this Agreement, each Holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein, in the Declaration, the Indenture, the Guarantee Agreement or, in the case of the Initial Purchasers, in the Purchase Agreement or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Registrants agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, the Registrants shall waive the defense that a remedy at law would be adequate.

          (b) No Inconsistent Agreements. The Registrants have not, as of the date hereof, entered and shall not, after the date of this Agreement, enter into any agreement with respect to any of its respective securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The Registrants have not entered and will not enter into any agreement with respect to any of its respective securities which will grant to any Person piggy-back rights with respect to a Registration Statement.

          (c) Adjustments Affecting Registrable Securities. The Registrants shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

          (d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Registrants have obtained the written consent of Holders of at least a majority of the Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement, provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

          (e) Notices. All notices and other communications (including without limitation any notices or other communications to the Trustees) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or telecopier:

               (i) if to a Holder of Registrable Securities, at the most current address given by the Trustees to the Registrants; and

               (ii) if to the Registrants, at 1001 North 19th Street, Arlington, Virginia 22209, Attention: General Counsel; with a copy to Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, Attention: Richard D. Truesdell, Jr.

     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if telecopied.

     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the trustee under the Indenture at the address specified in the Indenture.

               (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities; provided, that, with respect to the indemnity and contribution agreements in Section 6, each Holder of Registrable Securities subsequent to the Initial Purchasers shall be bound by the terms thereof if such Holder elects to include Registrable Securities in a Shelf Registration; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign holds Registrable Securities.

               (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

               (j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

               (k) Entire Agreement. This Agreement, together with the Purchase Agreement, is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

               (l) Securities Held by the Registrants or Their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Registrants or any of their affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                     AES TRUST VII,
                                     a Delaware statutory business trust


                                     By:  THE AES CORPORATION,
                                            as Sponsor


                                     By: /s/ Barry J. Sharp
                                        --------------------------------------
                                        Name:  Barry J. Sharp
                                        Title: Senior Vice President and
                                               Chief Financial Officer


                                     THE AES CORPORATION


                                     By: /s/ William R. Luraschi
                                        --------------------------------------
                                        Name:  William R. Luraschi
                                        Title: Vice President and Secretary


                                     MORGAN STANLEY & CO. INCORPORATED,
                                     GOLDMAN, SACHS & CO.,
                                     J.P. MORGAN SECURITIES INC.,
                                     BANC OF AMERICA SECURITIES LLC,
                                     CREDIT SUISSE FIRST BOSTON CORPORATION,
                                     LEHMAN BROTHERS INC.,
                                     SALOMON SMITH BARNEY INC.


                                     By:  Morgan Stanley & Co. Incorporated

                                     By: /s/ Kenneth G. Pott
                                        --------------------------------------
                                        Name:  Kenneth G. Pott
                                        Title: Principal


                                     By: Goldman, Sachs & Co.


                                     By: /s/ Goldman, Sachs & Co.
                                        --------------------------------------
                                        Name:  Goldman, Sachs & Co.
                                        Title: